Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 5, 2020 (except for the last paragraph of Note 12, as to which the date is December 8, 2020) in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-250093) and the related Prospectus of BioAtla, Inc. for the registration of 10,810,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

December 9, 2020